SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                          ----------------------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): April 6, 2004


                              99(CENT) ONLY STORES
               (Exact Name of Registrant as Specified in Charter)



           California                  1-11735                 95-2411605
  (State or Other Jurisdiction       (Commission             (IRS Employer
       of Incorporation)             File Number)          Identification No.)


  4000 East Union Pacific Avenue
  City of Commerce, California                                   90023
  (Address of Principal Executive Offices)                     (Zip Code)


  Registrant's telephone number, including area code:  (323) 980-8145




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ITEM 4.  Changes in Registrant's Certifying Auditors

     By unanimous consent dated April 6, 2004, the Board of Directors of 99 Cents Only Stores (the "Registrant"), upon recommendation of its Audit Committee, approved the dismissal of PricewaterhouseCoopers LLP ("PWC") as the Registrant's outside auditors. The Registrant will continue to retain PWC for tax services. The appointment of another firm as the Company's independent public accountants for the fiscal year ending December 31, 2004 is expected to be announced within the next week.

     The audit reports of PWC with respect to the consolidated financial statements of the Registrant and subsidiaries as of and for the fiscal years ended December 31, 2002 and December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended December 31, 2002 and December 31, 2003 and from January 1, 2004 through April 6, 2004, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PWC's satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Registrant's financial statements for such years; and there were no reportable events as defined in Item of 304(a)(1)(v) of Regulation S-K.

     The Registrant provided PWC with a copy of the above disclosures and has requested PWC to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made by the Registrant in response to this Item 4 and, if not, stating the respects in which it does not agree. The Registrant will file by amendment to this Form 8-K report a copy of such letter when it is received.



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           99(cent)ONLY STORES

Date:  April 13, 2004                      By:  /S/ ANDREW FARINA


                                           ---------------------------------
                                            Andrew Farina
                                            Chief Financial Officer




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